Exhibit 99.1

News Release	Friday, October 12, 2018
Wells Fargo Reports $6.0 Billion in Quarterly Net Income; Diluted EPS of $1.13

▪	Financial results:

◦	Net income of $6.0 billion, compared with $4.5 billion in third quarter 2017

◦	Diluted earnings per share (EPS) of $1.13, compared with $0.83

•	Third quarter 2018 included the redemption of our Series J Preferred Stock, which reduced diluted EPS by $0.03 per share

◦	Revenue of $21.9 billion, up from $21.8 billion

•	Net interest income of $12.6 billion, up $123 million, or 1 percent

•	Noninterest income of $9.4 billion, down $31 million

◦	Noninterest expense of $13.8 billion, down $588 million, or 4 percent

◦	Average deposits of $1.3 trillion, down $40.0 billion, or 3 percent

◦	Average loans of $939.5 billion, down $12.9 billion, or 1 percent

◦	Return on assets (ROA) of 1.27 percent, return on equity (ROE) of 12.04 percent, and return on average tangible common equity (ROTCE) of 14.33 percent[1]

▪	Credit quality:

◦	Provision expense of $580 million, down $137 million, or 19 percent, from third quarter 2017

•	Net charge-offs decreased $37 million to $680 million, or 0.29 percent of average loans (annualized)

•	Reserve release[2] of $100 million

◦	Nonaccrual loans of $7.1 billion, down $1.6 billion, or 18 percent

▪	Strong capital position while returning more capital to shareholders:

◦	Common Equity Tier 1 ratio (fully phased-in) of 11.9 percent[3]

◦	Returned $8.9 billion to shareholders through common stock dividends and net share repurchases, which more than doubled from $4.0 billion in third quarter 2017

•	Net share repurchases of $6.8 billion, which more than tripled from $2.0 billion

•	Period-end common shares outstanding down 216.3 million shares, or 4 percent

•	Quarterly common stock dividend of $0.43 per share, up 10 percent from $0.39 per share
Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
3 See table on page 37 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
Earnings
Diluted earnings per common share	$1.13	0.98	0.83
Wells Fargo net income (in billions)	6.01	5.19	4.54
Return on assets (ROA)	1.27%	1.10	0.93
Return on equity (ROE)	12.04	10.60	8.96
Return on average tangible common equity (ROTCE) (a)	14.33	12.62	10.66
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.29%	0.26	0.30
Allowance for credit losses as a % of total loans	1.16	1.18	1.27
Allowance for credit losses as a % of annualized net charge-offs	406	460	426
Other
Revenue (in billions)	$21.9	21.6	21.8
Efficiency ratio (b)	62.7%	64.9	65.7
Average loans (in billions)	$939.5	944.1	952.3
Average deposits (in billions)	1,266.4	1,271.3	1,306.4
Net interest margin	2.94%	2.93	2.86

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on page 36.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $6.0 billion, or $1.13 per diluted common share, for third quarter 2018, compared with $4.5 billion, or $0.83 per share, for third quarter 2017, and $5.2 billion, or $0.98 per share, for second quarter 2018.
Chief Executive Officer Tim Sloan said, “In the third quarter, we continued to make progress in our efforts to build a better Wells Fargo with a specific focus on our six goals: risk management, customer service, team member engagement, innovation, corporate citizenship and shareholder value. We are strengthening how we manage risk and have made enhancements to our risk management framework. We also continued to make progress on customer remediation, which is an important step in our efforts to rebuild trust. In addition, to better serve our customers and help them succeed financially, we launched Control TowerSM, a digital experience that simplifies our customers’ online financial lives, and our new Propel® Card, one of the richest no-annual-fee credit cards in the industry. Furthermore, our ongoing efforts in corporate citizenship and building stronger communities were recognized in a recent survey on corporate giving by the Chronicle of Philanthropy, which ranked the Wells Fargo Foundation as the No.2 corporate cash giver in the United States. Our focus on shareholder value included progress on our expense savings initiatives, and we returned a record $8.9 billion to shareholders through net common stock repurchases and dividends in the third quarter. I’m confident that our efforts to transform Wells Fargo position us for long-term success.”

Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $6.0 billion of net income in the third quarter. Revenue increased and noninterest expense declined both linked quarter and year-over-year. Our positive operating leverage reflected the benefit of the transformational changes we are making at Wells Fargo, including our focus on reducing expenses. In addition, we saw positive business trends in the third quarter, including growth in primary consumer checking customers, increased debit and credit card usage, and higher year-over-year loan originations in auto, small business, home equity and personal loans and lines. Credit performance and capital levels remained strong. Our commitment to returning more capital to shareholders was demonstrated by an increase in net common share repurchases, which more than tripled from a year ago, and a higher common stock dividend.”
Net Interest Income
Net interest income in the third quarter was $12.6 billion, up $31 million from second quarter 2018. Net interest margin was 2.94 percent, up 1 basis point from the prior quarter.
Noninterest Income
Noninterest income in the third quarter was $9.4 billion, up $357 million from second quarter 2018. Third quarter noninterest income included higher other income, market sensitive revenue4, mortgage banking fees, service charges on deposit accounts, and card fees, partially offset by lower trust and investment fees.

•
Mortgage banking income was $846 million, up from $770 million in second quarter 2018. The production margin on residential held-for-sale mortgage loan originations[5] increased to 0.97 percent, from 0.77 percent in the second quarter, primarily due to an improvement in secondary market conditions. Residential mortgage loan originations were $46 billion, down from $50 billion in the second quarter. Net mortgage servicing income was $390 million, down from $406 million in the second quarter.

•	Market sensitive revenue was $631 million, up from $527 million in second quarter 2018, predominantly due to higher net gains from equity securities on lower other-than-temporary impairment (OTTI).

•
Other income was $466 million, compared with $323 million in the second quarter. Third quarter results included a $638 million gain from sales of $1.7 billion of purchased credit-impaired (PCI) Pick-a-Pay loans, compared with a $479 million gain from sales of $1.3 billion of PCI Pick-a-Pay loans in second quarter 2018.

Noninterest Expense
Noninterest expense in the third quarter declined $219 million from the prior quarter to $13.8 billion, predominantly due to lower commission and incentive compensation, outside professional services and charitable donations expense. These decreases were partially offset by higher employee benefits, equipment and contract services expense. The efficiency ratio was 62.7 percent in third quarter 2018, compared with 64.9 percent in the second quarter.
4 Market sensitive revenue represents net gains from trading activities, debt securities, and equity securities.
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 42 for more information.

Third quarter 2018 operating losses were $605 million, driven primarily by remediation expense for a variety of matters, including an additional $241 million accrual for previously disclosed issues related to automobile collateral protection insurance (CPI).
Income Taxes
The Company’s effective income tax rate was 20.1 percent for third quarter 2018 and included net discrete income tax expense related to the re-measurement of our initial estimates for the impacts of the Tax Cuts & Jobs Act recognized in fourth quarter 2017. The effective income tax rate in second quarter 2018 was 25.9 percent and included net discrete income tax expense of $481 million mostly related to state income taxes. The Company currently expects the effective income tax rate in fourth quarter 2018 to be approximately 19 percent, excluding the impact of any future discrete items.
Loans
Total average loans were $939.5 billion in the third quarter, down $4.6 billion from the second quarter. Period-end loan balances were $942.3 billion at September 30, 2018, down $2.0 billion from June 30, 2018. Commercial loans were down $1.2 billion compared with June 30, 2018, predominantly due to a $2.8 billion decline in commercial real estate loans, partially offset by $1.5 billion of growth in commercial and industrial loans. Consumer loans decreased $746 million from the prior quarter, driven by:

•
a $1.6 billion decline in automobile loans due to expected continued runoff, as well as the reclassification of the remaining $374 million of Reliable Financial Services Inc. auto loans to held for sale

•	a $1.2 billion decline in junior lien mortgage loans as payoffs continued to exceed originations

•	these decreases were partially offset by:

◦	a $1.3 billion increase in 1-4 family first mortgage loans, as nonconforming mortgage loan originations were partially offset by payoffs and $1.7 billion of sales of PCI Pick-a-Pay mortgage loans

◦	a $1.1 billion increase in credit card loans

Additionally, $249 million of nonconforming mortgage loan originations that would have otherwise been included in 1-4 family first mortgage loan outstandings were designated as held for sale in third quarter 2018 in anticipation of the future issuance of residential mortgage-backed securities (RMBS).
Period-End Loan Balances

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Commercial	$501,886	503,105	503,396	503,388	500,150
Consumer	440,414	441,160	443,912	453,382	451,723
Total loans	$942,300	944,265	947,308	956,770	951,873
Change from prior quarter	$(1,965)	(3,043)	(9,462)	4,897	(5,550)

Debt and Equity Securities
Debt securities include available-for-sale and held-to-maturity debt securities, as well as debt securities held for trading. Debt securities were $472.3 billion at September 30, 2018, down $3.2 billion from the second quarter, predominantly due to a net decrease in available-for-sale debt securities, as approximately $14.3 billion of purchases, primarily federal agency mortgage-backed securities (MBS) in the available-for-sale portfolio, were more than offset by runoff and sales.

Net unrealized losses on available-for-sale debt securities were $3.8 billion at September 30, 2018, compared with net unrealized losses of $2.4 billion at June 30, 2018, predominantly due to higher interest rates.
Equity securities include marketable and non-marketable equity securities, as well as equity securities held for trading. Equity securities were $61.8 billion at September 30, 2018, up $4.3 billion from the second quarter, largely due to an increase in equity securities held for trading due to stronger customer activity.
Deposits
Total average deposits for third quarter 2018 were $1.3 trillion, down $5.0 billion from the prior quarter, as consumers continued to move excess liquidity to higher-rate alternatives. The average deposit cost for third quarter 2018 was 47 basis points, up 7 basis points from the prior quarter and 21 basis points from a year ago, primarily driven by an increase in Wholesale Banking and Wealth and Investment Management deposit rates.
Capital
Capital in the third quarter continued to exceed our internal target, with a Common Equity Tier 1 ratio (fully phased-in) of 11.9 percent3, down from 12.0 percent in the prior quarter. In third quarter 2018, the Company repurchased 146.5 million shares of its common stock, which reduced period-end common shares outstanding by 137.5 million. The Company paid a quarterly common stock dividend of $0.43 per share.
The Company redeemed its 8.00% Non-Cumulative Perpetual Class A Preferred Stock, Series J, on September 17, 2018, which reduced diluted earnings per common share in third quarter 2018 by $0.03 per share as a result of eliminating the purchase accounting discount recorded on these shares at the time of the Wachovia acquisition.

Credit Quality

Net Loan Charge-offs
The quarterly loss rate in the third quarter was 0.29 percent (annualized), compared with 0.26 percent in the prior quarter and 0.30 percent a year ago. Commercial and consumer losses were 0.12 percent and 0.47 percent, respectively. Total credit losses were $680 million in third quarter 2018, up $78 million from second quarter 2018. Commercial losses were up $85 million driven by higher commercial and industrial loan charge-offs and lower recoveries, while consumer losses decreased $7 million.
Net Loan Charge-Offs

	Quarter ended
	September 30, 2018		June 30, 2018		September 30, 2017
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$148	0.18%	$58	0.07%	$125	0.15%
Real estate mortgage	(1)	—	—	—	(3)	(0.01)
Real estate construction	(2)	(0.04)	(6)	(0.09)	(15)	(0.24)
Lease financing	7	0.14	15	0.32	6	0.12
Total commercial	152	0.12	67	0.05	113	0.09
Consumer:
Real estate 1-4 family first mortgage	(25)	(0.04)	(23)	(0.03)	(16)	(0.02)
Real estate 1-4 family junior lien mortgage	(9)	(0.10)	(13)	(0.13)	1	—
Credit card	299	3.22	323	3.61	277	3.08
Automobile	130	1.10	113	0.93	202	1.41
Other revolving credit and installment	133	1.44	135	1.44	140	1.44
Total consumer	528	0.47	535	0.49	604	0.53
Total	$680	0.29%	$602	0.26%	$717	0.30%

(a)
Quarterly net charge-offs (recoveries) as a percentage of average loans are annualized. See explanation on page 33 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $410 million, or 5 percent, from second quarter 2018 to $7.6 billion. Nonaccrual loans decreased $433 million from second quarter 2018 to $7.1 billion reflecting both lower consumer and commercial nonaccruals.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	September 30, 2018		June 30, 2018		September 30, 2017
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$1,555	0.46%	$1,559	0.46%	$2,397	0.73%
Real estate mortgage	603	0.50	765	0.62	593	0.46
Real estate construction	44	0.19	51	0.22	38	0.15
Lease financing	96	0.49	80	0.41	81	0.42
Total commercial	2,298	0.46	2,455	0.49	3,109	0.62
Consumer:
Real estate 1-4 family first mortgage	3,605	1.27	3,829	1.35	4,213	1.50
Real estate 1-4 family junior lien mortgage	984	2.79	1,029	2.82	1,101	2.68
Automobile	118	0.26	119	0.25	137	0.25
Other revolving credit and installment	48	0.13	54	0.14	59	0.15
Total consumer	4,755	1.08	5,031	1.14	5,510	1.22
Total nonaccrual loans	7,053	0.75	7,486	0.79	8,619	0.91
Foreclosed assets:
Government insured/guaranteed	87		90		137
Non-government insured/guaranteed	435		409		569
Total foreclosed assets	522		499		706
Total nonperforming assets	$7,575	0.80%	$7,985	0.85%	$9,325	0.98%
Change from prior quarter:
Total nonaccrual loans	$(433)		$(233)		$(437)
Total nonperforming assets	(410)		(305)		(512)

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $11.0 billion at September 30, 2018, down $154 million from June 30, 2018. Third quarter 2018 included a $100 million reserve release2, which reflected strong credit performance and lower loan balances. The allowance coverage for total loans was 1.16 percent, compared with 1.18 percent in second quarter 2018. The allowance covered 4.1 times annualized third quarter net charge-offs, compared with 4.6 times in the prior quarter. The allowance coverage for nonaccrual loans was 155 percent at September 30, 2018, compared with 148 percent at June 30, 2018. The Company believes the allowance was appropriate for losses inherent in the loan portfolio at September 30, 2018.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
Community Banking	$2,816	2,496	1,877
Wholesale Banking	2,851	2,635	2,314
Wealth and Investment Management	732	445	719
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations in support of the other operating segments and results of investments in our affiliated venture capital partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
Total revenue	$11,816	11,806	11,520
Provision for credit losses	547	484	650
Noninterest expense	7,467	7,290	7,852
Segment net income	2,816	2,496	1,877
(in billions)
Average loans	460.9	463.8	473.7
Average assets	1,024.9	1,034.3	1,089.6
Average deposits	760.9	760.6	734.6
Third Quarter 2018 vs. Second Quarter 2018

•	Net income of $2.8 billion, up $320 million, or 13 percent. Second quarter 2018 results included net discrete income tax expense of $481 million mostly related to state income taxes

•
Revenue was flat at $11.8 billion, as higher service charges on deposit accounts, mortgage banking income, gains from sales of PCI Pick-a-Pay loans, and card fees were predominantly offset by lower market sensitive revenue

•
Noninterest expense was up $177 million, or 2 percent, driven mainly by higher operating losses and equipment expense, partially offset by lower charitable contributions, outside professional services and other expense

Third Quarter 2018 vs. Third Quarter 2017

•	Net income was up $939 million, or 50 percent, predominantly due to lower noninterest expense and higher revenue

•
Revenue increased $296 million, or 3 percent, due to a gain from the sales of PCI Pick-a-Pay loans and higher net interest income, partially offset by lower mortgage banking income, market sensitive revenue and service charges on deposit accounts

•	Noninterest expense of $7.5 billion decreased $385 million, or 5 percent, driven by lower operating losses, partially offset by higher personnel expense

•	Provision for credit losses decreased $103 million due to credit improvement in the automobile and consumer real estate portfolios

Business Metrics and Highlights

•	Primary consumer checking customers[6],[7] up 1.7 percent year-over-year

•	More than 357,000 branch customer experience surveys completed during third quarter 2018, with both ‘Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores up from the prior quarter

•	#1 in retail deposits[8], based on the FDIC's recently published Summary of Deposits annual survey

•	Debit card point-of-sale purchase volume[9] of $87.5 billion in the third quarter, up 9 percent year-over-year

•	General purpose credit card point-of-sale purchase volume of $19.4 billion in the third quarter, up 7 percent year-over-year

•	Business Insider named our Propel® Card the #1 no-fee credit card on its list of "The 8 Best No-Fee Credit Cards to Open in 2018"

•	29.0 million digital (online and mobile) active customers, including 22.5 million mobile active users7, [10]

•
5,663 retail bank branches as of the end of third quarter 2018, reflecting 93 branch consolidations in the quarter and 207 in the first nine months of 2018; additionally, we expect to complete the previously announced divestiture of 52 branches in Indiana, Ohio, Michigan and part of Wisconsin in fourth quarter 2018

•	Home Lending

◦
Originations of $46 billion, down from $50 billion in the prior quarter, primarily due to seasonality; included home equity originations of $713 million, up 3 percent from the prior quarter and up 16 percent from the prior year

◦	Applications of $57 billion, down from $67 billion in the prior quarter, primarily due to seasonality

◦	Application pipeline of $22 billion at quarter end, down from $26 billion at June 30, 2018

◦	Production margin on residential held-for-sale mortgage loan originations[5] of 0.97 percent, up from 0.77 percent in the prior quarter, due to an improvement in secondary market conditions

•
For the 10th consecutive year, Wells Fargo received first place in the Dynatrace 2018 Mortgage and Home Equity Scorecard, a customer experience best practice benchmark of mortgage and home equity digital channels

•	Automobile originations of $4.8 billion in the third quarter, up 8 percent from the prior quarter and up 10 percent from the prior year

•	Originations of personal loans and lines of $684 million in third quarter 2018, up 3 percent from the prior year

•	Small Business Lending[11] originations of $627 million, up 28 percent from the prior year

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of August 2018, comparisons with August 2017.
8 FDIC data, SNL Financial, as of June 2018. Retail deposit data is pro forma for acquisitions and caps deposits at $1 billion in a single banking branch and excludes credit union deposits.
9 Combined consumer and business debit card purchase volume dollars.
10 Primarily includes retail banking, consumer lending, small business and business banking customers.
11 Small Business Lending includes credit card, lines of credit and loan products (primarily under $100,000 sold through our retail banking branches).

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Commercial Real Estate, Corporate Banking, Financial Institutions Group, Government and Institutional Banking, Middle Market Banking, Principal Investments, Treasury Management, Wells Fargo Commercial Capital, and Wells Fargo Securities.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
Total revenue	$7,304	7,197	7,504
Provision (reversal of provision) for credit losses	26	(36)	69
Noninterest expense	3,935	4,219	4,234
Segment net income	2,851	2,635	2,314
(in billions)
Average loans	462.8	464.7	463.7
Average assets	827.2	826.4	824.2
Average deposits	413.6	414.0	463.4
Third Quarter 2018 vs. Second Quarter 2018

•	Net income of $2.9 billion, up $216 million, or 8 percent

•	Revenue of $7.3 billion increased $107 million, or 1 percent, driven by higher net interest income, other income and mortgage banking income, partially offset by lower market sensitive revenue

•	Noninterest expense decreased $284 million, or 7 percent, reflecting lower operating losses and personnel expense

•	Provision for credit losses increased $62 million driven by higher loan losses and lower recoveries
Third Quarter 2018 vs. Third Quarter 2017

•	Net income increased $537 million, or 23 percent, as third quarter 2018 results benefited from a lower effective income tax rate

•
Revenue decreased $200 million, or 3 percent, primarily due to the impact of the sales of Wells Fargo Insurance Services USA (WFIS) in fourth quarter 2017 and Wells Fargo Shareowner Services in first quarter 2018, as well as lower net interest income, treasury management fees and operating lease income

•
Noninterest expense decreased $299 million, or 7 percent, on lower expense related to the sales of WFIS and Wells Fargo Shareowner Services, lower project-related expense and operating losses, partially offset by higher regulatory, risk and technology expense

Business Metrics and Highlights

•	Commercial card spend volume[12] of $8.2 billion, up 9 percent from the prior year on increased transaction volumes primarily reflecting customer growth, and flat compared with second quarter 2018

•	U.S. investment banking market share of 3.3 percent year-to-date 2018[13], compared with 3.6 percent year-to-date 2017[13]
12 Includes commercial card volume for the entire company.
13 Year-to-date through September. Source: Dealogic U.S. investment banking fee market share.

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve clients’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017
Total revenue	$4,226	3,951	4,256
Provision (reversal of provision) for credit losses	6	(2)	(1)
Noninterest expense	3,243	3,361	3,102
Segment net income	732	445	719
(in billions)
Average loans	74.6	74.7	72.4
Average assets	83.8	84.0	83.2
Average deposits	159.8	167.1	184.4
Third Quarter 2018 vs. Second Quarter 2018

•	Net income of $732 million, up $287 million, or 64 percent

•
Revenue of $4.2 billion increased $275 million, or 7 percent, primarily due to higher net gains from equity securities primarily on lower OTTI from a second quarter that included an impairment of $214 million related to the sale of Wells Fargo Asset Management's (WFAM) ownership stake in The Rock Creek Group, LP (RockCreek), and higher deferred compensation plan investments (offset in employee benefits expense)

•
Noninterest expense decreased $118 million, or 4 percent, predominantly driven by lower operating losses and personnel expense, partially offset by higher employee benefits from deferred compensation plan expense (offset in net gains from equity securities)

Third Quarter 2018 vs. Third Quarter 2017

•	Net income up $13 million, or 2 percent, as third quarter 2018 results benefited from a lower effective income tax rate

•	Revenue decreased $30 million, driven by lower net interest income and brokerage transaction revenue, partially offset by higher asset-based fees and net gains from equity securities

•	Noninterest expense increased $141 million, or 5 percent, primarily due to higher regulatory, risk and technology expense, higher broker commissions and other non-personnel expense

Business Metrics and Highlights
Total WIM Segment

•	WIM total client assets of $1.9 trillion, up 2 percent from a year ago, driven by higher market valuations, partially offset by net outflows

•	Average loan balances up 3 percent from a year ago largely due to growth in non-conforming mortgage loans

•	Third quarter 2018 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) were flat compared with a year ago
Retail Brokerage

•	Client assets of $1.6 trillion, up 2 percent from prior year, primarily driven by higher market valuations, partially offset by net outflows

•	Advisory assets of $560 billion, up 7 percent from prior year, primarily driven by higher market valuations
Wealth Management

•	Client assets of $240 billion, flat compared with prior year
Asset Management

•
Total assets under management (AUM) of $483 billion, down 3 percent from prior year, as a result of the sale of WFAM's ownership stake in RockCreek and removal of the associated AUM, as well as equity and fixed income net outflows, partially offset by higher market valuations and money market fund net inflows

Retirement

•	IRA assets of $418 billion, up 5 percent from prior year

•	Institutional Retirement plan assets of $398 billion, up 3 percent from prior year

Conference Call
The Company will host a live conference call on Friday, October 12, at 7:00 a.m. PT (10:00 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~8888608.

A replay of the conference call will be available beginning at 11:00 a.m. PT (2:00 p.m. ET) on Friday, October 12 through Friday, October 26. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #8888608. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~8888608.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters (including the impact of the Tax Cuts & Jobs Act), geopolitical matters, and any slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•	our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our debt securities and equity securities portfolios;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter and from other instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•
resolution of regulatory matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time management may discuss forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, investments, mortgage, and consumer and commercial finance through 7,950 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 37 countries and territories to support customers who conduct business in the global economy. With approximately 262,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 26 on Fortune’s 2018 rankings of America’s largest corporations.

Media
Ancel Martinez, 415-222-3858
ancel.martinez@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Sep 30, 2018 from		Nine months ended
($ in millions, except per share amounts)	Sep 30, 2018	Jun 30, 2018	Sep 30, 2017	Jun 30, 2018	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017	% Change
For the Period
Wells Fargo net income	$6,007	5,186	4,542	16%	32	$16,329	16,032	2%
Wells Fargo net income applicable to common stock	5,453	4,792	4,131	14	32	14,978	14,814	1
Diluted earnings per common share	1.13	0.98	0.83	15	36	3.07	2.94	4
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.27%	1.10	0.93	15	37	1.15%	1.11	4
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.04	10.60	8.96	14	34	11.08	10.97	1
Return on average tangible common equity (ROTCE)(1)	14.33	12.62	10.66	14	34	13.19	13.11	1
Efficiency ratio (2)	62.7	64.9	65.7	(3)	(5)	65.4	62.8	4
Total revenue	$21,941	21,553	21,849	2	—	$65,428	66,339	(1)
Pre-tax pre-provision profit (PTPP) (3)	8,178	7,571	7,498	8	9	22,641	24,655	(8)
Dividends declared per common share	0.43	0.39	0.39	10	10	1.21	1.15	5
Average common shares outstanding	4,784.0	4,865.8	4,948.6	(2)	(3)	4,844.8	4,982.1	(3)
Diluted average common shares outstanding	4,823.2	4,899.8	4,996.8	(2)	(3)	4,885.0	5,035.4	(3)
Average loans	$939,462	944,079	952,343	—	(1)	$944,813	957,581	(1)
Average assets	1,876,283	1,884,884	1,938,461	—	(3)	1,892,209	1,932,201	(2)
Average total deposits	1,266,378	1,271,339	1,306,356	—	(3)	1,278,185	1,302,273	(2)
Average consumer and small business banking deposits (4)	743,503	754,047	755,094	(1)	(2)	751,030	758,443	(1)
Net interest margin	2.94%	2.93	2.86	—	3	2.90%	2.88	1
At Period End
Debt securities (5)	$472,283	475,495	474,710	(1)	(1)	$472,283	474,710	(1)
Loans	942,300	944,265	951,873	—	(1)	942,300	951,873	(1)
Allowance for loan losses	10,021	10,193	11,078	(2)	(10)	10,021	11,078	(10)
Goodwill	26,425	26,429	26,581	—	(1)	26,425	26,581	(1)
Equity securities (5)	61,755	57,505	54,981	7	12	61,755	54,981	12
Assets	1,872,981	1,879,700	1,934,880	—	(3)	1,872,981	1,934,880	(3)
Deposits	1,266,594	1,268,864	1,306,706	—	(3)	1,266,594	1,306,706	(3)
Common stockholders' equity	176,934	181,386	181,920	(2)	(3)	176,934	181,920	(3)
Wells Fargo stockholders’ equity	198,741	205,188	205,722	(3)	(3)	198,741	205,722	(3)
Total equity	199,679	206,069	206,617	(3)	(3)	199,679	206,617	(3)
Tangible common equity (1)	148,391	152,580	152,694	(3)	(3)	148,391	152,694	(3)
Common shares outstanding	4,711.6	4,849.1	4,927.9	(3)	(4)	4,711.6	4,927.9	(4)
Book value per common share (6)	$37.55	37.41	36.92	—	2	$37.55	36.92	2
Tangible book value per common share (1)(6)	31.49	31.47	30.99	—	2	31.49	30.99	2
Team members (active, full-time equivalent)	261,700	264,500	268,000	(1)	(2)	261,700	268,000	(2)

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)
Financial information for the prior periods of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of Accounting Standards Update (ASU) 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
For the Quarter
Wells Fargo net income	$6,007	5,186	5,136	6,151	4,542
Wells Fargo net income applicable to common stock	5,453	4,792	4,733	5,740	4,131
Diluted earnings per common share	1.13	0.98	0.96	1.16	0.83
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.27%	1.10	1.09	1.26	0.93
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	12.04	10.60	10.58	12.47	8.96
Return on average tangible common equity (ROTCE)(1)	14.33	12.62	12.62	14.85	10.66
Efficiency ratio (2)	62.7	64.9	68.6	76.2	65.7
Total revenue	$21,941	21,553	21,934	22,050	21,849
Pre-tax pre-provision profit (PTPP) (3)	8,178	7,571	6,892	5,250	7,498
Dividends declared per common share	0.43	0.39	0.39	0.39	0.39
Average common shares outstanding	4,784.0	4,865.8	4,885.7	4,912.5	4,948.6
Diluted average common shares outstanding	4,823.2	4,899.8	4,930.7	4,963.1	4,996.8
Average loans	$939,462	944,079	951,024	951,822	952,343
Average assets	1,876,283	1,884,884	1,915,896	1,935,318	1,938,461
Average total deposits	1,266,378	1,271,339	1,297,178	1,311,592	1,306,356
Average consumer and small business banking deposits (4)	743,503	754,047	755,483	757,541	755,094
Net interest margin	2.94%	2.93	2.84	2.84	2.86
At Quarter End
Debt securities (5)	$472,283	475,495	472,968	473,366	474,710
Loans	942,300	944,265	947,308	956,770	951,873
Allowance for loan losses	10,021	10,193	10,373	11,004	11,078
Goodwill	26,425	26,429	26,445	26,587	26,581
Equity securities (5)	61,755	57,505	58,935	62,497	54,981
Assets	1,872,981	1,879,700	1,915,388	1,951,757	1,934,880
Deposits	1,266,594	1,268,864	1,303,689	1,335,991	1,306,706
Common stockholders' equity	176,934	181,386	181,150	183,134	181,920
Wells Fargo stockholders’ equity	198,741	205,188	204,952	206,936	205,722
Total equity	199,679	206,069	205,910	208,079	206,617
Tangible common equity (1)	148,391	152,580	151,878	153,730	152,694
Common shares outstanding	4,711.6	4,849.1	4,873.9	4,891.6	4,927.9
Book value per common share (6)	$37.55	37.41	37.17	37.44	36.92
Tangible book value per common share (1)(6)	31.49	31.47	31.16	31.43	30.99
Team members (active, full-time equivalent)	261,700	264,500	265,700	262,700	268,000

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 36.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

(6)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions, except per share amounts)	2018	2017	Change	2018	2017	Change
Interest income
Debt securities (1)	$3,595	3,253	11%	$10,603	9,652	10%
Mortgage loans held for sale	210	217	(3)	587	590	(1)
Loans held for sale (1)	35	15	133	107	38	182
Loans	11,116	10,522	6	32,607	31,021	5
Equity securities (1)	280	186	51	732	560	31
Other interest income (1)	1,128	851	33	3,090	2,090	48
Total interest income	16,364	15,044	9	47,726	43,951	9
Interest expense
Deposits	1,499	869	72	3,857	2,082	85
Short-term borrowings	462	226	104	1,171	503	133
Long-term debt	1,667	1,391	20	4,901	3,813	29
Other interest expense	164	109	50	446	309	44
Total interest expense	3,792	2,595	46	10,375	6,707	55
Net interest income	12,572	12,449	1	37,351	37,244	—
Provision for credit losses	580	717	(19)	1,223	1,877	(35)
Net interest income after provision for credit losses	11,992	11,732	2	36,128	35,367	2
Noninterest income
Service charges on deposit accounts	1,204	1,276	(6)	3,540	3,865	(8)
Trust and investment fees	3,631	3,609	1	10,989	10,808	2
Card fees	1,017	1,000	2	2,926	2,964	(1)
Other fees	850	877	(3)	2,496	2,644	(6)
Mortgage banking	846	1,046	(19)	2,550	3,422	(25)
Insurance	104	269	(61)	320	826	(61)
Net gains from trading activities (1)	158	120	32	592	543	9
Net gains on debt securities	57	166	(66)	99	322	(69)
Net gains from equity securities (1)	416	363	15	1,494	1,207	24
Lease income	453	475	(5)	1,351	1,449	(7)
Other	633	199	218	1,720	1,045	65
Total noninterest income	9,369	9,400	—	28,077	29,095	(3)
Noninterest expense
Salaries	4,461	4,356	2	13,289	12,960	3
Commission and incentive compensation	2,427	2,553	(5)	7,837	7,777	1
Employee benefits	1,377	1,279	8	4,220	4,273	(1)
Equipment	634	523	21	1,801	1,629	11
Net occupancy	718	716	—	2,153	2,134	1
Core deposit and other intangibles	264	288	(8)	794	864	(8)
FDIC and other deposit assessments	336	314	7	957	975	(2)
Other	3,546	4,322	(18)	11,736	11,072	6
Total noninterest expense	13,763	14,351	(4)	42,787	41,684	3
Income before income tax expense	7,598	6,781	12	21,418	22,778	(6)
Income tax expense	1,512	2,181	(31)	4,696	6,559	(28)
Net income before noncontrolling interests	6,086	4,600	32	16,722	16,219	3
Less: Net income from noncontrolling interests	79	58	36	393	187	110
Wells Fargo net income	$6,007	4,542	32	$16,329	16,032	2
Less: Preferred stock dividends and other	554	411	35	1,351	1,218	11
Wells Fargo net income applicable to common stock	$5,453	4,131	32	$14,978	14,814	1
Per share information
Earnings per common share	$1.14	0.83	37	$3.09	2.97	4
Diluted earnings per common share	1.13	0.83	36	3.07	2.94	4
Average common shares outstanding	4,784.0	4,948.6	(3)	4,844.8	4,982.1	(3)
Diluted average common shares outstanding	4,823.2	4,996.8	(3)	4,885.0	5,035.4	(3)

(1)
Financial information for the prior periods of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Interest income
Debt securities (1)	$3,595	3,594	3,414	3,294	3,253
Mortgage loans held for sale	210	198	179	196	217
Loans held for sale (1)	35	48	24	12	15
Loans	11,116	10,912	10,579	10,367	10,522
Equity securities (1)	280	221	231	239	186
Other interest income (1)	1,128	1,042	920	850	851
Total interest income	16,364	16,015	15,347	14,958	15,044
Interest expense
Deposits	1,499	1,268	1,090	931	869
Short-term borrowings	462	398	311	255	226
Long-term debt	1,667	1,658	1,576	1,344	1,391
Other interest expense	164	150	132	115	109
Total interest expense	3,792	3,474	3,109	2,645	2,595
Net interest income	12,572	12,541	12,238	12,313	12,449
Provision for credit losses	580	452	191	651	717
Net interest income after provision for credit losses	11,992	12,089	12,047	11,662	11,732
Noninterest income
Service charges on deposit accounts	1,204	1,163	1,173	1,246	1,276
Trust and investment fees	3,631	3,675	3,683	3,687	3,609
Card fees	1,017	1,001	908	996	1,000
Other fees	850	846	800	913	877
Mortgage banking	846	770	934	928	1,046
Insurance	104	102	114	223	269
Net gains (losses) from trading activities (1)	158	191	243	(1)	120
Net gains on debt securities	57	41	1	157	166
Net gains from equity securities (1)	416	295	783	572	363
Lease income	453	443	455	458	475
Other	633	485	602	558	199
Total noninterest income	9,369	9,012	9,696	9,737	9,400
Noninterest expense
Salaries	4,461	4,465	4,363	4,403	4,356
Commission and incentive compensation	2,427	2,642	2,768	2,665	2,553
Employee benefits	1,377	1,245	1,598	1,293	1,279
Equipment	634	550	617	608	523
Net occupancy	718	722	713	715	716
Core deposit and other intangibles	264	265	265	288	288
FDIC and other deposit assessments	336	297	324	312	314
Other	3,546	3,796	4,394	6,516	4,322
Total noninterest expense	13,763	13,982	15,042	16,800	14,351
Income before income tax expense	7,598	7,119	6,701	4,599	6,781
Income tax expense (benefit)	1,512	1,810	1,374	(1,642)	2,181
Net income before noncontrolling interests	6,086	5,309	5,327	6,241	4,600
Less: Net income from noncontrolling interests	79	123	191	90	58
Wells Fargo net income	$6,007	5,186	5,136	6,151	4,542
Less: Preferred stock dividends and other	554	394	403	411	411
Wells Fargo net income applicable to common stock	$5,453	4,792	4,733	5,740	4,131
Per share information
Earnings per common share	$1.14	0.98	0.97	1.17	0.83
Diluted earnings per common share	1.13	0.98	0.96	1.16	0.83
Average common shares outstanding	4,784.0	4,865.8	4,885.7	4,912.5	4,948.6
Diluted average common shares outstanding	4,823.2	4,899.8	4,930.7	4,963.1	4,996.8

(1)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2018	2017	Change	2018	2017	Change
Wells Fargo net income	$6,007	4,542	32%	$16,329	16,032	2%
Other comprehensive income (loss), before tax:
Debt securities (1):
Net unrealized gains (losses) arising during the period	(1,468)	891	NM	(5,528)	2,825	NM
Reclassification of net (gains) losses to net income	51	(200)	NM	168	(522)	NM
Derivatives and hedging activities (2):
Net unrealized gains (losses) arising during the period	(24)	104	NM	(416)	18	NM
Reclassification of net (gains) losses to net income	79	(105)	NM	216	(460)	NM
Defined benefit plans adjustments:
Net actuarial and prior service gains arising during the period	—	11	(100)	6	4	50
Amortization of net actuarial loss, settlements and other to net income	29	41	(29)	90	120	(25)
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(9)	39	NM	(94)	86	NM
Other comprehensive income (loss), before tax (2)	(1,342)	781	NM	(5,558)	2,071	NM
Income tax benefit (expense) related to other comprehensive income (2)	330	(289)	NM	1,346	(753)	NM
Other comprehensive income (loss), net of tax (2)	(1,012)	492	NM	(4,212)	1,318	NM
Less: Other comprehensive loss from noncontrolling interests	—	(34)	(100)	(1)	(29)	(97)
Wells Fargo other comprehensive income (loss), net of tax (2)	(1,012)	526	NM	(4,211)	1,347	NM
Wells Fargo comprehensive income (2)	4,995	5,068	(1)	12,118	17,379	(30)
Comprehensive income from noncontrolling interests	79	24	229	392	158	148
Total comprehensive income (2)	$5,074	5,092	—	$12,510	17,537	(29)
NM – Not meaningful

(1)
The quarter and nine months ended September 30, 2017, includes net unrealized gains (losses) arising during the period from equity securities of ($13) million and $113 million and reclassification of net (gains) losses to net income related to equity securities of $(106) million and $(323) million, respectively. With the adoption in first quarter 2018 of ASU 2016-01, the quarter and nine months ended September 30, 2018, reflects net unrealized (gains) losses arising during the period and reclassification of net (gains) losses to net income from only debt securities.

(2)
Financial information for the prior periods has been revised to reflect the impact of the adoption in fourth quarter 2017 of ASU 2017-12 - Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities, effective January 1, 2017.

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Balance, beginning of period	$206,069	205,910	208,079	206,617	205,949
Cumulative effect from change in accounting policies (1)	—	—	(24)	—	—
Wells Fargo net income	6,007	5,186	5,136	6,151	4,542
Wells Fargo other comprehensive income (loss), net of tax	(1,012)	(540)	(2,659)	(522)	526
Noncontrolling interests	57	(77)	(178)	247	(20)
Common stock issued	156	73	1,208	436	254
Common stock repurchased (2)	(7,382)	(2,923)	(3,029)	(2,845)	(2,601)
Preferred stock redeemed (3)	(2,150)	—	—	—	—
Preferred stock released by ESOP	260	490	231	218	209
Common stock warrants repurchased/exercised	(36)	(1)	(157)	(46)	(19)
Common stock dividends	(2,062)	(1,900)	(1,911)	(1,920)	(1,936)
Preferred stock dividends	(399)	(394)	(410)	(411)	(411)
Stock incentive compensation expense	202	258	437	206	135
Net change in deferred compensation and related plans	(31)	(13)	(813)	(52)	(11)
Balance, end of period	$199,679	206,069	205,910	208,079	206,617

(1)	The cumulative effect for the quarter ended March 31, 2018, reflects the impact of the adoption in first quarter 2018 of ASU 2016-04, ASU 2016-01 and ASU 2014-09.

(2)	For the quarter ended June 30, 2018, includes $1.0 billion related to a private forward repurchase transaction that settled in third quarter 2018 for 18.8 million shares of common stock.

(3)	Represents the impact of the redemption of preferred stock, series J, in third quarter 2018.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,
	2018			2017
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks (3)	$148,565	1.93%	$721	205,489	1.21%	$629
Federal funds sold and securities purchased under resale agreements (3)	79,931	1.93	390	70,640	1.14	203
Debt securities (4):
Trading debt securities (8)	84,481	3.45	730	76,627	3.21	616
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,421	1.65	27	14,529	1.31	48
Securities of U.S. states and political subdivisions (7)	46,615	3.76	438	52,500	4.08	535
Mortgage-backed securities:
Federal agencies	155,525	2.77	1,079	139,781	2.58	903
Residential and commercial (7)	7,318	4.68	85	11,013	5.44	149
Total mortgage-backed securities	162,843	2.86	1,164	150,794	2.79	1,052
Other debt securities (7)(8)	46,353	4.39	512	47,592	3.73	447
Total available-for-sale debt securities (7)(8)	262,232	3.26	2,141	265,415	3.13	2,082
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,739	2.18	246	44,708	2.18	246
Securities of U.S. states and political subdivisions	6,251	4.33	68	6,266	5.44	85
Federal agency and other mortgage-backed securities	95,298	2.27	539	88,272	2.26	498
Other debt securities	106	5.61	2	1,488	3.05	12
Total held-to-maturity debt securities	146,394	2.33	855	140,734	2.38	841
Total debt securities (7)(8)	493,107	3.02	3,726	482,776	2.93	3,539
Mortgage loans held for sale (5)(7)	19,343	4.33	210	22,923	3.79	217
Loans held for sale (5)(8)	2,619	5.28	35	1,383	4.39	15
Commercial loans:
Commercial and industrial - U.S.	273,814	4.22	2,915	270,091	3.81	2,590
Commercial and industrial - Non U.S. (7)	60,884	3.63	556	57,738	2.89	422
Real estate mortgage	121,284	4.35	1,329	129,087	3.83	1,245
Real estate construction	23,276	5.05	296	24,981	4.18	263
Lease financing (7)	19,512	4.69	229	19,155	4.59	219
Total commercial loans	498,770	4.24	5,325	501,052	3.76	4,739
Consumer loans:
Real estate 1-4 family first mortgage	284,133	4.07	2,891	278,371	4.03	2,809
Real estate 1-4 family junior lien mortgage	35,863	5.50	496	41,916	4.95	521
Credit card	36,893	12.77	1,187	35,657	12.41	1,114
Automobile	46,963	5.20	616	56,746	5.34	764
Other revolving credit and installment	36,840	6.78	630	38,601	6.31	615
Total consumer loans	440,692	5.26	5,820	451,291	5.14	5,823
Total loans (5)	939,462	4.72	11,145	952,343	4.41	10,562
Equity securities (8)	37,902	2.98	283	35,846	2.12	191
Other (8)	4,702	1.47	16	8,656	0.90	20
Total earning assets (7)(8)	$1,725,631	3.81%	$16,526	1,780,056	3.44%	$15,376
Funding sources
Deposits:
Interest-bearing checking	$51,177	1.01%	$131	48,278	0.57%	$69
Market rate and other savings	693,937	0.35	614	681,187	0.17	293
Savings certificates	20,586	0.62	32	21,806	0.31	16
Other time deposits (7)	87,752	2.35	519	66,046	1.51	251
Deposits in foreign offices	53,933	1.50	203	124,746	0.76	240
Total interest-bearing deposits (7)	907,385	0.66	1,499	942,063	0.37	869
Short-term borrowings (8)	105,472	1.74	463	99,193	0.91	226
Long-term debt (7)(8)	220,654	3.02	1,667	243,507	2.28	1,392
Other liabilities (8)	27,108	2.40	164	24,851	1.74	109
Total interest-bearing liabilities (7)(8)	1,260,619	1.20	3,793	1,309,614	0.79	2,596
Portion of noninterest-bearing funding sources (7)(8)	465,012	—	—	470,442	—	—
Total funding sources (7)(8)	$1,725,631	0.87	3,793	1,780,056	0.58	2,596
Net interest margin and net interest income on a taxable-equivalent basis (6)(7)		2.94%	$12,733		2.86%	$12,780
Noninterest-earning assets
Cash and due from banks	$18,356			18,456
Goodwill	26,429			26,600
Other (7)(8)	105,867			113,349
Total noninterest-earning assets (7)(8)	$150,652			158,405
Noninterest-bearing funding sources
Deposits	$358,993			364,293
Other liabilities (7)(8)	53,845			56,831
Total equity (7)	202,826			207,723
Noninterest-bearing funding sources used to fund earning assets (7)(8)	(465,012)			(470,442)
Net noninterest-bearing funding sources (7)(8)	$150,652			158,405
Total assets (7)	$1,876,283			1,938,461

(1)
Our average prime rate was 5.01% and 4.25% for the quarters ended September 30, 2018 and 2017, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.34% and 1.31% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)
Includes taxable-equivalent adjustments of $161 million and $332 million for the quarters ended September 30, 2018 and 2017, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 21% and 35% for the quarters ended September 30, 2018 and 2017, respectively.

(7)
Financial information for the prior period has been revised to reflect the impact of the adoption in fourth quarter 2017 of ASU 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.

(8)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,
	2018			2017
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Interest-earning deposits with banks (3)	$158,480	1.71%	$2,029	206,161	1.01%	$1,557
Federal funds sold and securities purchased under resale agreements (3)	79,368	1.69	1,005	74,316	0.91	505
Debt securities (4):
Trading debt securities (8)	81,307	3.38	2,062	72,080	3.16	1,709
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,424	1.66	80	19,182	1.48	212
Securities of U.S. states and political subdivisions (7)	47,974	3.68	1,323	52,748	3.97	1,569
Mortgage-backed securities:
Federal agencies	156,298	2.75	3,220	142,748	2.60	2,782
Residential and commercial (7)	8,140	4.54	277	12,671	5.44	517
Total mortgage-backed securities (7)	164,438	2.84	3,497	155,419	2.83	3,299
Other debt securities (7)(8)	47,146	4.14	1,462	48,727	3.70	1,351
Total available-for-sale debt securities (7)(8)	265,982	3.19	6,362	276,076	3.11	6,431
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,731	2.19	733	44,701	2.19	733
Securities of U.S. states and political subdivisions	6,255	4.34	204	6,270	5.35	251
Federal agency and other mortgage-backed securities	93,699	2.32	1,632	74,525	2.38	1,329
Other debt securities	460	4.02	14	2,531	2.48	47
Total held-to-maturity debt securities	145,145	2.38	2,583	128,027	2.46	2,360
Total debt securities (7)(8)	492,434	2.98	11,007	476,183	2.94	10,500
Mortgage loans held for sale (5)(7)	18,849	4.15	587	20,869	3.77	590
Loans held for sale (5)(8)	2,706	5.28	107	1,485	3.47	38
Commercial loans:
Commercial and industrial - U.S.	273,711	4.08	8,350	272,621	3.70	7,547
Commercial and industrial - Non U.S. (7)	60,274	3.46	1,559	56,512	2.83	1,197
Real estate mortgage	123,804	4.22	3,910	130,931	3.69	3,615
Real estate construction	23,783	4.82	857	24,949	4.00	747
Lease financing (7)	19,349	4.82	700	19,094	4.78	684
Total commercial loans	500,921	4.10	15,376	504,107	3.66	13,790
Consumer loans:
Real estate 1-4 family first mortgage	283,814	4.05	8,613	276,330	4.04	8,380
Real estate 1-4 family junior lien mortgage	37,308	5.31	1,484	43,589	4.77	1,557
Credit card	36,416	12.73	3,467	35,322	12.19	3,219
Automobile	48,983	5.18	1,899	59,105	5.41	2,392
Other revolving credit and installment	37,371	6.62	1,851	39,128	6.15	1,801
Total consumer loans	443,892	5.21	17,314	453,474	5.11	17,349
Total loans (5)	944,813	4.62	32,690	957,581	4.34	31,139
Equity securities (8)	38,322	2.57	738	35,466	2.16	575
Other (8)	5,408	1.38	56	4,383	0.83	28
Total earning assets (7)(8)	$1,740,380	3.70%	$48,219	1,776,444	3.38%	$44,932
Funding sources
Deposits:
Interest-bearing checking	$66,364	0.89%	$441	49,134	0.43%	$156
Market rate and other savings	683,279	0.28	1,416	682,780	0.13	664
Savings certificates	20,214	0.46	70	22,618	0.30	50
Other time deposits (7)	82,175	2.16	1,331	59,414	1.41	625
Deposits in foreign offices	66,590	1.20	599	123,553	0.64	587
Total interest-bearing deposits (7)	918,622	0.56	3,857	937,499	0.30	2,082
Short-term borrowings	103,696	1.51	1,173	97,837	0.69	505
Long-term debt (7)	223,485	2.93	4,901	251,114	2.03	3,813
Other liabilities	27,743	2.14	446	20,910	1.97	309
Total interest-bearing liabilities (7)	1,273,546	1.09	10,377	1,307,360	0.69	6,709
Portion of noninterest-bearing funding sources (7)(8)	466,834	—	—	469,084	—	—
Total funding sources (7)(8)	$1,740,380	0.80	10,377	1,776,444	0.50	6,709
Net interest margin and net interest income on a taxable-equivalent basis (6)(7)		2.90%	$37,842		2.88%	$38,223
Noninterest-earning assets
Cash and due from banks	$18,604			18,443
Goodwill	26,463			26,645
Other (7)(8)	106,762			110,669
Total noninterest-earning assets (7)(8)	$151,829			155,757
Noninterest-bearing funding sources
Deposits	$359,563			364,774
Other liabilities (7)	54,088			55,032
Total equity (7)	205,012			205,035
Noninterest-bearing funding sources used to fund earning assets (7)(8)	(466,834)			(469,084)
Net noninterest-bearing funding sources (7)(8)	$151,829			155,757
Total assets (7)	$1,892,209			1,932,201

(1)
Our average prime rate was 4.78% and 4.03% for the first nine months of 2018 and 2017, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 2.20% and 1.20% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)
Includes taxable-equivalent adjustments of $491 million and $980 million for the first nine months of 2018 and 2017, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 21% and 35% for the first nine months of 2018 and 2017, respectively.

(7)
Financial information for the prior period has been revised to reflect the impact of the adoption in fourth quarter 2017 of ASU 2017-12 – Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities.

(8)
Financial information for the prior period has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Sep 30, 2018		Jun 30, 2018		Mar 31, 2018		Dec 31, 2017		Sep 30, 2017
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Interest-earning deposits with banks (3)	$148.6	1.93%	$154.8	1.75%	$172.3	1.49%	$189.1	1.27%	$205.5	1.21%
Federal funds sold and securities purchased under resale agreements (3)	79.9	1.93	80.0	1.73	78.1	1.40	75.8	1.20	70.6	1.14
Debt securities (4):
Trading debt securities (5)	84.5	3.45	80.7	3.45	78.7	3.24	81.6	3.17	76.6	3.21
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6.4	1.65	6.4	1.66	6.4	1.66	6.4	1.66	14.5	1.31
Securities of U.S. states and political subdivisions	46.6	3.76	47.4	3.91	50.0	3.37	52.4	3.91	52.5	4.08
Mortgage-backed securities:
Federal agencies	155.5	2.77	154.9	2.75	158.4	2.72	152.9	2.62	139.8	2.58
Residential and commercial	7.3	4.68	8.2	4.86	8.9	4.12	9.4	4.85	11.0	5.44
Total mortgage-backed securities	162.8	2.86	163.1	2.86	167.3	2.79	162.3	2.75	150.8	2.79
Other debt securities (5)	46.4	4.39	47.1	4.33	48.1	3.73	48.6	3.62	47.7	3.73
Total available-for-sale debt securities (5)	262.2	3.26	264.0	3.28	271.8	3.04	269.7	3.10	265.5	3.13
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44.7	2.18	44.7	2.19	44.7	2.20	44.7	2.19	44.7	2.18
Securities of U.S. states and political subdivisions	6.3	4.33	6.3	4.34	6.3	4.34	6.3	5.26	6.3	5.44
Federal agency and other mortgage-backed securities	95.3	2.27	94.9	2.33	90.8	2.38	89.6	2.25	88.3	2.26
Other debt securities	0.1	5.61	0.6	4.66	0.7	3.23	1.2	2.64	1.4	3.05
Total held-to-maturity debt securities	146.4	2.33	146.5	2.38	142.5	2.42	141.8	2.36	140.7	2.38
Total debt securities (5)	493.1	3.02	491.2	3.04	493.0	2.89	493.1	2.90	482.8	2.93
Mortgage loans held for sale	19.3	4.33	18.8	4.22	18.4	3.89	20.5	3.82	22.9	3.79
Loans held for sale (5)	2.6	5.28	3.5	5.48	2.0	4.92	1.5	3.19	1.4	4.39
Commercial loans:
Commercial and industrial - U.S.	273.8	4.22	275.3	4.16	272.0	3.85	270.3	3.89	270.1	3.81
Commercial and industrial - Non U.S.	60.9	3.63	59.7	3.51	60.2	3.23	59.2	2.96	57.7	2.89
Real estate mortgage	121.3	4.35	124.0	4.27	126.2	4.05	127.2	3.88	129.1	3.83
Real estate construction	23.3	5.05	23.6	4.88	24.4	4.54	24.4	4.38	25.0	4.18
Lease financing	19.5	4.69	19.3	4.48	19.4	5.30	19.3	0.62	19.2	4.59
Total commercial loans	498.8	4.24	501.9	4.15	502.2	3.91	500.4	3.68	501.1	3.76
Consumer loans:
Real estate 1-4 family first mortgage	284.1	4.07	283.1	4.06	284.2	4.02	282.0	4.01	278.4	4.03
Real estate 1-4 family junior lien mortgage	35.9	5.50	37.2	5.32	38.8	5.13	40.4	4.96	41.9	4.95
Credit card	36.9	12.77	35.9	12.66	36.4	12.75	36.4	12.37	35.6	12.41
Automobile	47.0	5.20	48.6	5.18	51.5	5.16	54.3	5.13	56.7	5.34
Other revolving credit and installment	36.8	6.78	37.4	6.62	37.9	6.46	38.3	6.28	38.6	6.31
Total consumer loans	440.7	5.26	442.2	5.20	448.8	5.16	451.4	5.10	451.2	5.14
Total loans	939.5	4.72	944.1	4.64	951.0	4.50	951.8	4.35	952.3	4.41
Equity securities (5)	37.9	2.98	37.3	2.38	39.8	2.35	38.0	2.60	35.9	2.12
Other (5)	4.7	1.47	5.6	1.48	6.0	1.21	7.2	0.88	8.7	0.90
Total earning assets (5)	$1,725.6	3.81%	$1,735.3	3.73%	$1,760.6	3.55%	$1,777.0	3.43%	$1,780.1	3.44%
Funding sources
Deposits:
Interest-bearing checking	$51.2	1.01%	$80.3	0.90%	$67.8	0.77%	$50.5	0.68%	$48.3	0.57%
Market rate and other savings	693.9	0.35	676.7	0.26	679.1	0.22	679.9	0.19	681.2	0.17
Savings certificates	20.6	0.62	20.0	0.43	20.0	0.34	20.9	0.31	21.8	0.31
Other time deposits	87.8	2.35	82.1	2.26	76.6	1.84	68.2	1.49	66.1	1.51
Deposits in foreign offices	53.9	1.50	51.5	1.30	94.8	0.98	124.6	0.81	124.7	0.76
Total interest-bearing deposits	907.4	0.66	910.6	0.56	938.3	0.47	944.1	0.39	942.1	0.37
Short-term borrowings	105.5	1.74	103.8	1.54	101.8	1.24	102.1	0.99	99.2	0.91
Long-term debt	220.7	3.02	223.8	2.97	226.0	2.80	231.6	2.32	243.5	2.28
Other liabilities	27.0	2.40	28.2	2.12	27.9	1.92	24.7	1.86	24.8	1.74
Total interest-bearing liabilities	1,260.6	1.20	1,266.4	1.10	1,294.0	0.97	1,302.5	0.81	1,309.6	0.79
Portion of noninterest-bearing funding sources (5)	465.0	—	468.9	—	466.6	—	474.5	—	470.5	—
Total funding sources (5)	$1,725.6	0.87	$1,735.3	0.80	$1,760.6	0.71	$1,777.0	0.59	$1,780.1	0.58
Net interest margin on a taxable-equivalent basis		2.94%		2.93%		2.84%		2.84%		2.86%
Noninterest-earning assets
Cash and due from banks	$18.4		18.6		18.9		19.2		18.5
Goodwill	26.4		26.4		26.5		26.6		26.6
Other (5)	105.9		104.6		109.9		112.5		113.3
Total noninterest-earnings assets (5)	$150.7		149.6		155.3		158.3		158.4
Noninterest-bearing funding sources
Deposits	$359.0		360.7		358.9		367.5		364.3
Other liabilities (5)	53.9		51.7		56.8		57.9		56.9
Total equity	202.8		206.1		206.2		207.4		207.7
Noninterest-bearing funding sources used to fund earning assets (5)	(465.0)		(468.9)		(466.6)		(474.5)		(470.5)
Net noninterest-bearing funding sources (5)	$150.7		149.6		155.3		158.3		158.4
Total assets	$1,876.3		1,884.9		1,915.9		1,935.3		1,938.5

(1)
Our average prime rate was 5.01% for the quarter ended September 30, 2018, 4.80% for the quarter ended June 30,2018, 4.52% for the quarter ended March 31, 2018, 4.30% for the quarter ended December 31, 2017 and 4.25% for the quarter ended September 30, 2017. The average three-month London Interbank Offered Rate (LIBOR) was 2.34%, 2.34%, 1.93%, 1.46% and 1.31% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(4)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(5)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2018	2017	Change	2018	2017	Change
Service charges on deposit accounts	$1,204	1,276	(6)%	$3,540	3,865	(8)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,334	2,304	1	7,091	6,957	2
Trust and investment management	835	840	(1)	2,520	2,506	1
Investment banking	462	465	(1)	1,378	1,345	2
Total trust and investment fees	3,631	3,609	1	10,989	10,808	2
Card fees	1,017	1,000	2	2,926	2,964	(1)
Other fees:
Charges and fees on loans	298	318	(6)	903	950	(5)
Cash network fees	121	126	(4)	367	386	(5)
Commercial real estate brokerage commissions	129	120	8	323	303	7
Letters of credit fees	72	77	(6)	223	227	(2)
Wire transfer and other remittance fees	120	114	5	357	333	7
All other fees	110	122	(10)	323	445	(27)
Total other fees	850	877	(3)	2,496	2,644	(6)
Mortgage banking:
Servicing income, net	390	309	26	1,264	1,165	8
Net gains on mortgage loan origination/sales activities	456	737	(38)	1,286	2,257	(43)
Total mortgage banking	846	1,046	(19)	2,550	3,422	(25)
Insurance	104	269	(61)	320	826	(61)
Net gains from trading activities (1)	158	120	32	592	543	9
Net gains on debt securities	57	166	(66)	99	322	(69)
Net gains from equity securities (1)	416	363	15	1,494	1,207	24
Lease income	453	475	(5)	1,351	1,449	(7)
Life insurance investment income	167	152	10	493	441	12
All other	466	47	891	1,227	604	103
Total	$9,369	9,400	—	$28,077	29,095	(3)

(1)
Financial information for the prior periods has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

NONINTEREST EXPENSE

	Quarter ended Sep 30,		%	Nine months ended Sep 30,		%
(in millions)	2018	2017	Change	2018	2017	Change
Salaries	$4,461	4,356	2%	$13,289	12,960	3%
Commission and incentive compensation	2,427	2,553	(5)	7,837	7,777	1
Employee benefits	1,377	1,279	8	4,220	4,273	(1)
Equipment	634	523	21	1,801	1,629	11
Net occupancy	718	716	—	2,153	2,134	1
Core deposit and other intangibles	264	288	(8)	794	864	(8)
FDIC and other deposit assessments	336	314	7	957	975	(2)
Operating losses	605	1,329	(54)	2,692	1,961	37
Outside professional services	761	955	(20)	2,463	2,788	(12)
Contract services (1)	593	415	43	1,576	1,228	28
Operating leases	311	347	(10)	942	1,026	(8)
Outside data processing	166	227	(27)	492	683	(28)
Travel and entertainment	141	154	(8)	450	504	(11)
Advertising and promotion	223	137	63	603	414	46
Postage, stationery and supplies	120	128	(6)	383	407	(6)
Telecommunications	90	90	—	270	272	(1)
Foreclosed assets	59	66	(11)	141	204	(31)
Insurance	26	24	8	76	72	6
All other (1)	451	450	—	1,648	1,513	9
Total	$13,763	14,351	(4)	$42,787	41,684	3

(1)	The prior periods have been revised to conform with the current period presentation whereby temporary help is included in contract services rather than in all other noninterest expense.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Service charges on deposit accounts	$1,204	1,163	1,173	1,246	1,276
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,334	2,354	2,403	2,401	2,304
Trust and investment management	835	835	850	866	840
Investment banking	462	486	430	420	465
Total trust and investment fees	3,631	3,675	3,683	3,687	3,609
Card fees	1,017	1,001	908	996	1,000
Other fees:
Charges and fees on loans	298	304	301	313	318
Cash network fees	121	120	126	120	126
Commercial real estate brokerage commissions	129	109	85	159	120
Letters of credit fees	72	72	79	78	77
Wire transfer and other remittance fees	120	121	116	115	114
All other fees	110	120	93	128	122
Total other fees	850	846	800	913	877
Mortgage banking:
Servicing income, net	390	406	468	262	309
Net gains on mortgage loan origination/sales activities	456	364	466	666	737
Total mortgage banking	846	770	934	928	1,046
Insurance	104	102	114	223	269
Net gains (losses) from trading activities (1)	158	191	243	(1)	120
Net gains on debt securities	57	41	1	157	166
Net gains from equity securities (1)	416	295	783	572	363
Lease income	453	443	455	458	475
Life insurance investment income	167	162	164	153	152
All other	466	323	438	405	47
Total	$9,369	9,012	9,696	9,737	9,400

(1)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Salaries	$4,461	4,465	4,363	4,403	4,356
Commission and incentive compensation	2,427	2,642	2,768	2,665	2,553
Employee benefits	1,377	1,245	1,598	1,293	1,279
Equipment	634	550	617	608	523
Net occupancy	718	722	713	715	716
Core deposit and other intangibles	264	265	265	288	288
FDIC and other deposit assessments	336	297	324	312	314
Operating losses	605	619	1,468	3,531	1,329
Outside professional services	761	881	821	1,025	955
Contract services (1)	593	536	447	410	415
Operating leases	311	311	320	325	347
Outside data processing	166	164	162	208	227
Travel and entertainment	141	157	152	183	154
Advertising and promotion	223	227	153	200	137
Postage, stationery and supplies	120	121	142	137	128
Telecommunications	90	88	92	92	90
Foreclosed assets	59	44	38	47	66
Insurance	26	24	26	28	24
All other (1)	451	624	573	330	450
Total	$13,763	13,982	15,042	16,800	14,351

(1)	The prior quarters of 2017 have been revised to conform with the current period presentation whereby temporary help is included in contract services rather than in all other noninterest expense.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Sep 30, 2018	Dec 31, 2017	% Change
Assets
Cash and due from banks	$18,791	23,367	(20)%
Interest-earning deposits with banks (1)	140,732	192,580	(27)
Total cash, cash equivalents, and restricted cash (1)	159,523	215,947	(26)
Federal funds sold and securities purchased under resale agreements (1)	83,471	80,025	4
Debt securities:
Trading, at fair value (2)	65,188	57,624	13
Available-for-sale, at fair value (2)	262,964	276,407	(5)
Held-to-maturity, at cost	144,131	139,335	3
Mortgage loans held for sale	19,225	20,070	(4)
Loans held for sale (2)	1,765	1,131	56
Loans	942,300	956,770	(2)
Allowance for loan losses	(10,021)	(11,004)	(9)
Net loans	932,279	945,766	(1)
Mortgage servicing rights:
Measured at fair value	15,980	13,625	17
Amortized	1,414	1,424	(1)
Premises and equipment, net	8,802	8,847	(1)
Goodwill	26,425	26,587	(1)
Derivative assets	11,811	12,228	(3)
Equity securities (2)	61,755	62,497	(1)
Other assets (2)	78,248	90,244	(13)
Total assets	$1,872,981	1,951,757	(4)
Liabilities
Noninterest-bearing deposits	$352,869	373,722	(6)
Interest-bearing deposits	913,725	962,269	(5)
Total deposits	1,266,594	1,335,991	(5)
Short-term borrowings	105,451	103,256	2
Derivative liabilities	8,586	8,796	(2)
Accrued expenses and other liabilities	71,348	70,615	1
Long-term debt	221,323	225,020	(2)
Total liabilities	1,673,302	1,743,678	(4)
Equity
Wells Fargo stockholders’ equity:
Preferred stock	23,482	25,358	(7)
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,583	60,893	(1)
Retained earnings	154,731	145,263	7
Cumulative other comprehensive income (loss)	(6,873)	(2,144)	221
Treasury stock – 770,250,428 shares and 590,194,846 shares	(40,538)	(29,892)	36
Unearned ESOP shares	(1,780)	(1,678)	6
Total Wells Fargo stockholders’ equity	198,741	206,936	(4)
Noncontrolling interests	938	1,143	(18)
Total equity	199,679	208,079	(4)
Total liabilities and equity	$1,872,981	1,951,757	(4)

(1)
Financial information has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(2)
Financial information for the prior quarter has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Assets
Cash and due from banks	$18,791	20,450	18,145	23,367	19,206
Interest-earning deposits with banks (1)	140,732	142,999	184,250	192,580	205,648
Total cash, cash equivalents, and restricted cash (1)	159,523	163,449	202,395	215,947	224,854
Federal funds sold and securities purchased under resale agreements (1)	83,471	80,184	73,550	80,025	67,457
Debt securities:
Trading, at fair value (2)	65,188	65,602	59,866	57,624	60,970
Available-for-sale, at fair value (2)	262,964	265,687	271,656	276,407	271,317
Held-to-maturity, at cost	144,131	144,206	141,446	139,335	142,423
Mortgage loans held for sale	19,225	21,509	17,944	20,070	20,009
Loans held for sale (2)	1,765	3,408	3,581	1,131	1,339
Loans	942,300	944,265	947,308	956,770	951,873
Allowance for loan losses	(10,021)	(10,193)	(10,373)	(11,004)	(11,078)
Net loans	932,279	934,072	936,935	945,766	940,795
Mortgage servicing rights:
Measured at fair value	15,980	15,411	15,041	13,625	13,338
Amortized	1,414	1,407	1,411	1,424	1,406
Premises and equipment, net	8,802	8,882	8,828	8,847	8,449
Goodwill	26,425	26,429	26,445	26,587	26,581
Derivative assets	11,811	11,099	11,467	12,228	12,580
Equity securities (2)	61,755	57,505	58,935	62,497	54,981
Other assets (2)	78,248	80,850	85,888	90,244	88,381
Total assets	$1,872,981	1,879,700	1,915,388	1,951,757	1,934,880
Liabilities
Noninterest-bearing deposits	$352,869	365,021	370,085	373,722	366,528
Interest-bearing deposits	913,725	903,843	933,604	962,269	940,178
Total deposits	1,266,594	1,268,864	1,303,689	1,335,991	1,306,706
Short-term borrowings	105,451	104,496	97,207	103,256	93,811
Derivative liabilities	8,586	8,507	7,883	8,796	9,497
Accrued expenses and other liabilities	71,348	72,480	73,397	70,615	78,993
Long-term debt	221,323	219,284	227,302	225,020	239,256
Total liabilities	1,673,302	1,673,631	1,709,478	1,743,678	1,728,263
Equity
Wells Fargo stockholders’ equity:
Preferred stock	23,482	25,737	26,227	25,358	25,576
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,583	59,644	60,399	60,893	60,759
Retained earnings	154,731	150,803	147,928	145,263	141,549
Cumulative other comprehensive income (loss)	(6,873)	(5,461)	(4,921)	(2,144)	(1,622)
Treasury stock	(40,538)	(32,620)	(31,246)	(29,892)	(27,772)
Unearned ESOP shares	(1,780)	(2,051)	(2,571)	(1,678)	(1,904)
Total Wells Fargo stockholders’ equity	198,741	205,188	204,952	206,936	205,722
Noncontrolling interests	938	881	958	1,143	895
Total equity	199,679	206,069	205,910	208,079	206,617
Total liabilities and equity	$1,872,981	1,879,700	1,915,388	1,951,757	1,934,880

(1)
Financial information has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-18 – Statement of Cash Flows (Topic 230): Restricted Cash in which we changed the presentation of our cash and cash equivalents to include both cash and due from banks as well as interest-earning deposits with banks, which are inclusive of any restricted cash.

(2)
Financial information for prior quarters has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 – Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TRADING ASSETS AND LIABILITIES

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Trading assets
Debt securities	$65,188	65,602	59,866	57,624	60,970
Equity securities (1)	26,138	22,978	25,327	30,004	22,797
Loans held for sale	1,266	1,350	1,695	1,023	1,182
Gross trading derivative assets	30,302	30,758	30,644	31,340	31,052
Netting (2)	(19,188)	(20,687)	(20,112)	(19,629)	(18,881)
Total trading derivative assets	11,114	10,071	10,532	11,711	12,171
Total trading assets	103,706	100,001	97,420	100,362	97,120
Trading liabilities
Short sales	23,992	21,765	23,303	18,472	19,096
Gross trading derivative liabilities	29,268	29,847	29,717	31,386	30,365
Netting (2)	(21,842)	(22,311)	(22,569)	(23,062)	(21,662)
Total trading derivative liabilities	7,426	7,536	7,148	8,324	8,703
Total trading liabilities	$31,418	29,301	30,451	26,796	27,799

(1)
Financial information for the prior quarters of 2017 has been revised to reflect the impact of the adoption in first quarter 2018 of ASU 2016-01 and assets held as economic hedges for our deferred compensation plan obligations have been reclassified as marketable equity securities not held for trading.

(2)	Represents balance sheet netting for trading derivative assets and liability balances, and trading portfolio level counterparty valuation adjustments.
FIVE QUARTER DEBT SECURITIES

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Trading debt securities	$65,188	65,602	59,866	57,624	60,970
Available-for-sale debt securities:
Securities of U.S. Treasury and federal agencies	6,187	6,271	6,279	6,319	6,350
Securities of U.S. states and political subdivisions	48,216	47,559	49,643	51,326	52,774
Mortgage-backed securities:
Federal agencies	153,511	154,556	156,814	160,219	150,181
Residential and commercial	6,939	8,286	9,264	9,173	11,046
Total mortgage-backed securities	160,450	162,842	166,078	169,392	161,227
Other debt securities	48,111	49,015	49,656	49,370	50,966
Total available-for-sale debt securities	262,964	265,687	271,656	276,407	271,317
Held-to-maturity debt securities:
Securities of U.S. Treasury and federal agencies	44,743	44,735	44,727	44,720	44,712
Securities of U.S. states and political subdivisions	6,293	6,300	6,307	6,313	6,321
Federal agency and other mortgage-backed securities (1)	93,020	93,016	89,748	87,527	90,071
Other debt securities	75	155	664	775	1,319
Total held-to-maturity debt securities	144,131	144,206	141,446	139,335	142,423
Total debt securities	$472,283	475,495	472,968	473,366	474,710

(1)	Predominantly consists of federal agency mortgage-backed securities.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER EQUITY SECURITIES

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Held for trading at fair value:
Marketable equity securities	$26,138	22,978	25,327	30,004	22,797
Not held for trading:
Fair value:
Marketable equity securities (1)	5,705	5,273	4,931	4,356	4,348
Nonmarketable equity securities (2)	6,479	5,876	5,303	4,867	4,523
Total equity securities at fair value	12,184	11,149	10,234	9,223	8,871
Equity method:
LIHTC (3)	10,453	10,361	10,318	10,269	9,884
Private equity	3,838	3,732	3,840	3,839	3,757
Tax-advantaged renewable energy	1,967	1,950	1,822	1,950	1,954
New market tax credit and other	259	262	268	294	292
Total equity method	16,517	16,305	16,248	16,352	15,887
Other:
Federal bank stock and other at cost (4)	5,467	5,673	5,780	5,828	6,251
Private equity (5)	1,449	1,400	1,346	1,090	1,175
Total equity securities not held for trading	35,617	34,527	33,608	32,493	32,184
Total equity securities	$61,755	57,505	58,935	62,497	54,981

(1)
Includes $3.6 billion, $3.5 billion, $3.5 billion, $3.7 billion and $3.5 billion at September 30, June 30 and March 31, 2018, and December 31 and September 30, 2017, respectively, related to securities held as economic hedges of our deferred compensation plan obligations.

(2)
Includes $6.3 billion, $5.5 billion, $5.0 billion, $4.9 billion and $4.5 billion at September 30, June 30 and March 31, 2018, and December 31 and September 30, 2017, respectively, related to investments for which we elected the fair value option.

(3)	Represents low-income housing tax credit investments.

(4)
Includes $5.4 billion, $5.6 billion, $5.7 billion, $5.4 billion and $5.8 billion at September 30, June 30 and March 31, 2018, and December 31 and September 30, 2017, respectively, related to investments in Federal Reserve Bank and Federal Home Loan Bank stock.

(5)	Represents nonmarketable equity securities for which we have elected to account for the security under the measurement alternative.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Commercial:
Commercial and industrial	$338,048	336,590	334,678	333,125	327,944
Real estate mortgage	120,403	123,964	125,543	126,599	128,475
Real estate construction	23,690	22,937	23,882	24,279	24,520
Lease financing	19,745	19,614	19,293	19,385	19,211
Total commercial	501,886	503,105	503,396	503,388	500,150
Consumer:
Real estate 1-4 family first mortgage	284,273	283,001	282,658	284,054	280,173
Real estate 1-4 family junior lien mortgage	35,330	36,542	37,920	39,713	41,152
Credit card	37,812	36,684	36,103	37,976	36,249
Automobile	46,075	47,632	49,554	53,371	55,455
Other revolving credit and installment	36,924	37,301	37,677	38,268	38,694
Total consumer	440,414	441,160	443,912	453,382	451,723
Total loans (1)	$942,300	944,265	947,308	956,770	951,873

(1)
Includes $6.9 billion, $9.0 billion, $10.7 billion, $12.8 billion, and $13.6 billion of purchased credit-impaired (PCI) loans at September 30, June 30 and March 31, 2018, and December 31 and September 30, 2017, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Commercial foreign loans:
Commercial and industrial	$61,696	61,732	59,696	60,106	58,570
Real estate mortgage	6,891	7,617	8,082	8,033	8,032
Real estate construction	726	542	668	655	647
Lease financing	1,187	1,097	1,077	1,126	1,141
Total commercial foreign loans	$70,500	70,988	69,523	69,920	68,390

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Nonaccrual loans:
Commercial:
Commercial and industrial	$1,555	1,559	1,516	1,899	2,397
Real estate mortgage	603	765	755	628	593
Real estate construction	44	51	45	37	38
Lease financing	96	80	93	76	81
Total commercial	2,298	2,455	2,409	2,640	3,109
Consumer:
Real estate 1-4 family first mortgage	3,605	3,829	4,053	4,122	4,213
Real estate 1-4 family junior lien mortgage	984	1,029	1,087	1,086	1,101
Automobile	118	119	117	130	137
Other revolving credit and installment	48	54	53	58	59
Total consumer	4,755	5,031	5,310	5,396	5,510
Total nonaccrual loans (1)(2)(3)	$7,053	7,486	7,719	8,036	8,619
As a percentage of total loans	0.75%	0.79	0.81	0.84	0.91
Foreclosed assets:
Government insured/guaranteed	$87	90	103	120	137
Non-government insured/guaranteed	435	409	468	522	569
Total foreclosed assets	522	499	571	642	706
Total nonperforming assets	$7,575	7,985	8,290	8,678	9,325
As a percentage of total loans	0.80%	0.85	0.88	0.91	0.98

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) are not placed on nonaccrual status because they are insured or guaranteed.

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Total (excluding PCI)(1):	$9,209	9,464	10,753	11,997	10,227
Less: FHA insured/VA guaranteed (2)(3)	8,276	8,622	9,786	10,934	9,266
Total, not government insured/guaranteed	$933	842	967	1,063	961
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$42	23	40	26	27
Real estate mortgage	56	26	23	23	11
Real estate construction	—	—	1	—	—
Total commercial	98	49	64	49	38
Consumer:
Real estate 1-4 family first mortgage (3)	129	133	164	219	190
Real estate 1-4 family junior lien mortgage (3)	32	33	48	60	49
Credit card	460	429	473	492	475
Automobile	108	105	113	143	111
Other revolving credit and installment	106	93	105	100	98
Total consumer	835	793	903	1,014	923
Total, not government insured/guaranteed	$933	842	967	1,063	961

(1)	PCI loans totaled $567 million, $811 million, $1.0 billion, $1.4 billion and $1.4 billion, at September 30, June 30 and March 31, 2018, and December 31 and September 30, 2017, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgage loans held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended Sep 30, 2018	Nine months ended Sep 30, 2018	2009-2017
Balance, beginning of period	$5,733	8,887	10,447
Change in accretable yield due to acquisitions	—	—	161
Accretion into interest income (1)	(279)	(892)	(16,983)
Accretion into noninterest income due to sales (2)	(638)	(1,760)	(801)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	3	402	11,597
Changes in expected cash flows that do not affect nonaccretable difference (4)	(410)	(2,228)	4,466
Balance, end of period	$4,409	4,409	8,887

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At September 30, 2018, our carrying value for PCI loans totaled $6.9 billion and the remainder of nonaccretable difference established in purchase accounting totaled $419 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended September 30,		Nine months ended September 30,
(in millions)	2018	2017	2018	2017
Balance, beginning of period	$11,110	12,146	11,960	12,540
Provision for credit losses	580	717	1,223	1,877
Interest income on certain impaired loans (1)	(42)	(43)	(128)	(137)
Loan charge-offs:
Commercial:
Commercial and industrial	(209)	(194)	(507)	(608)
Real estate mortgage	(9)	(21)	(30)	(34)
Real estate construction	—	—	—	—
Lease financing	(15)	(11)	(52)	(31)
Total commercial	(233)	(226)	(589)	(673)
Consumer:
Real estate 1-4 family first mortgage	(45)	(67)	(141)	(191)
Real estate 1-4 family junior lien mortgage	(47)	(70)	(141)	(225)
Credit card	(376)	(337)	(1,185)	(1,083)
Automobile	(214)	(274)	(730)	(741)
Other revolving credit and installment	(161)	(170)	(505)	(544)
Total consumer	(843)	(918)	(2,702)	(2,784)
Total loan charge-offs	(1,076)	(1,144)	(3,291)	(3,457)
Loan recoveries:
Commercial:
Commercial and industrial	61	69	216	234
Real estate mortgage	10	24	46	68
Real estate construction	2	15	12	27
Lease financing	8	5	18	13
Total commercial	81	113	292	342
Consumer:
Real estate 1-4 family first mortgage	70	83	207	216
Real estate 1-4 family junior lien mortgage	56	69	171	205
Credit card	77	60	231	177
Automobile	84	72	279	246
Other revolving credit and installment	28	30	88	94
Total consumer	315	314	976	938
Total loan recoveries	396	427	1,268	1,280
Net loan charge-offs	(680)	(717)	(2,023)	(2,177)
Other	(12)	6	(76)	6
Balance, end of period	$10,956	12,109	10,956	12,109
Components:
Allowance for loan losses	$10,021	11,078	10,021	11,078
Allowance for unfunded credit commitments	935	1,031	935	1,031
Allowance for credit losses	$10,956	12,109	10,956	12,109
Net loan charge-offs (annualized) as a percentage of average total loans	0.29%	0.30	0.29	0.30
Allowance for loan losses as a percentage of total loans	1.06	1.16	1.06	1.16
Allowance for credit losses as a percentage of total loans	1.16	1.27	1.16	1.27

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Balance, beginning of quarter	$11,110	11,313	11,960	12,109	12,146
Provision for credit losses	580	452	191	651	717
Interest income on certain impaired loans (1)	(42)	(43)	(43)	(49)	(43)
Loan charge-offs:
Commercial:
Commercial and industrial	(209)	(134)	(164)	(181)	(194)
Real estate mortgage	(9)	(19)	(2)	(4)	(21)
Real estate construction	—	—	—	—	—
Lease financing	(15)	(20)	(17)	(14)	(11)
Total commercial	(233)	(173)	(183)	(199)	(226)
Consumer:
Real estate 1-4 family first mortgage	(45)	(55)	(41)	(49)	(67)
Real estate 1-4 family junior lien mortgage	(47)	(47)	(47)	(54)	(70)
Credit card	(376)	(404)	(405)	(398)	(337)
Automobile	(214)	(216)	(300)	(261)	(274)
Other revolving credit and installment	(161)	(164)	(180)	(169)	(170)
Total consumer	(843)	(886)	(973)	(931)	(918)
Total loan charge-offs	(1,076)	(1,059)	(1,156)	(1,130)	(1,144)
Loan recoveries:
Commercial:
Commercial and industrial	61	76	79	63	69
Real estate mortgage	10	19	17	14	24
Real estate construction	2	6	4	3	15
Lease financing	8	5	5	4	5
Total commercial	81	106	105	84	113
Consumer:
Real estate 1-4 family first mortgage	70	78	59	72	83
Real estate 1-4 family junior lien mortgage	56	60	55	61	69
Credit card	77	81	73	62	60
Automobile	84	103	92	73	72
Other revolving credit and installment	28	29	31	27	30
Total consumer	315	351	310	295	314
Total loan recoveries	396	457	415	379	427
Net loan charge-offs	(680)	(602)	(741)	(751)	(717)
Other	(12)	(10)	(54)	—	6
Balance, end of quarter	$10,956	11,110	11,313	11,960	12,109
Components:
Allowance for loan losses	$10,021	10,193	10,373	11,004	11,078
Allowance for unfunded credit commitments	935	917	940	956	1,031
Allowance for credit losses	$10,956	11,110	11,313	11,960	12,109
Net loan charge-offs (annualized) as a percentage of average total loans	0.29%	0.26	0.32	0.31	0.30
Allowance for loan losses as a percentage of:
Total loans	1.06	1.08	1.10	1.15	1.16
Nonaccrual loans	142	136	134	137	129
Nonaccrual loans and other nonperforming assets	132	128	125	127	119
Allowance for credit losses as a percentage of:
Total loans	1.16	1.18	1.19	1.25	1.27
Nonaccrual loans	155	148	147	149	141
Nonaccrual loans and other nonperforming assets	145	139	136	138	130

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Tangible book value per common share (1):
Total equity		$199,679	206,069	205,910	208,079	206,617
Adjustments:
Preferred stock		(23,482)	(25,737)	(26,227)	(25,358)	(25,576)
Additional paid-in capital on ESOP preferred stock		(105)	(116)	(146)	(122)	(130)
Unearned ESOP shares		1,780	2,051	2,571	1,678	1,904
Noncontrolling interests		(938)	(881)	(958)	(1,143)	(895)
Total common stockholders' equity	(A)	176,934	181,386	181,150	183,134	181,920
Adjustments:
Goodwill		(26,425)	(26,429)	(26,445)	(26,587)	(26,581)
Certain identifiable intangible assets (other than MSRs)		(826)	(1,091)	(1,357)	(1,624)	(1,913)
Other assets (2)		(2,121)	(2,160)	(2,388)	(2,155)	(2,282)
Applicable deferred taxes (3)		829	874	918	962	1,550
Tangible common equity	(B)	$148,391	152,580	151,878	153,730	152,694
Common shares outstanding	(C)	4,711.6	4,849.1	4,873.9	4,891.6	4,927.9
Book value per common share	(A)/(C)	$37.55	37.41	37.17	37.44	36.92
Tangible book value per common share	(B)/(C)	31.49	31.47	31.16	31.43	30.99

		Quarter ended					Nine months ended
(in millions, except ratios)		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Sep 30, 2018	Sep 30, 2017
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$5,453	4,792	4,733	5,740	4,131	14,978	14,814
Average total equity		202,826	206,067	206,180	207,413	207,723	205,012	205,035
Adjustments:
Preferred stock		(24,219)	(26,021)	(26,157)	(25,569)	(25,780)	(25,459)	(25,600)
Additional paid-in capital on ESOP preferred stock		(115)	(129)	(153)	(129)	(136)	(132)	(142)
Unearned ESOP shares		2,026	2,348	2,508	1,896	2,114	2,292	2,226
Noncontrolling interests		(892)	(919)	(997)	(998)	(926)	(936)	(931)
Average common stockholders’ equity	(B)	179,626	181,346	181,381	182,613	182,995	180,777	180,588
Adjustments:
Goodwill		(26,429)	(26,444)	(26,516)	(26,579)	(26,600)	(26,463)	(26,645)
Certain identifiable intangible assets (other than MSRs)		(958)	(1,223)	(1,489)	(1,767)	(2,056)	(1,221)	(2,314)
Other assets (2)		(2,083)	(2,271)	(2,233)	(2,245)	(2,231)	(2,195)	(2,163)
Applicable deferred taxes (3)		845	889	933	1,332	1,579	889	1,650
Average tangible common equity	(C)	$151,001	152,297	152,076	153,354	153,687	151,787	151,116
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	12.04%	10.60	10.58	12.47	8.96	11.08	10.97
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	14.33	12.62	12.62	14.85	10.66	13.19	13.11

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Total equity		$199.7	206.1	205.9	208.1	206.6
Adjustments:
Preferred stock		(23.5)	(25.7)	(26.2)	(25.4)	(25.6)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		1.8	2.0	2.6	1.7	1.9
Noncontrolling interests		(0.9)	(0.9)	(1.0)	(1.1)	(0.9)
Total common stockholders' equity		177.0	181.4	181.2	183.2	181.9
Adjustments:
Goodwill		(26.4)	(26.4)	(26.4)	(26.6)	(26.6)
Certain identifiable intangible assets (other than MSRs)		(0.8)	(1.1)	(1.4)	(1.6)	(1.9)
Other assets (2)		(2.1)	(2.2)	(2.4)	(2.2)	(2.3)
Applicable deferred taxes (3)		0.8	0.9	0.9	1.0	1.6
Investment in certain subsidiaries and other		0.3	0.4	0.4	0.2	(0.1)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	148.8	153.0	152.3	154.0	152.6
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,252.4	1,276.3	1,278.1	1,285.6	1,292.8
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	11.9%	12.0	11.9	12.0	11.8

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2)	Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2018, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30 and March 31, 2018, and December 31 and September 30, 2017, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s September 30, 2018, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2018	2017	2018	2017	2018	2017	2018	2017	2018	2017
Quarter ended Sep 30,
Net interest income (3)	$7,338	7,154	4,726	4,763	1,102	1,177	(594)	(645)	12,572	12,449
Provision (reversal of provision) for credit losses	547	650	26	69	6	(1)	1	(1)	580	717
Noninterest income	4,478	4,366	2,578	2,741	3,124	3,079	(811)	(786)	9,369	9,400
Noninterest expense	7,467	7,852	3,935	4,234	3,243	3,102	(882)	(837)	13,763	14,351
Income (loss) before income tax expense (benefit)	3,802	3,018	3,343	3,201	977	1,155	(524)	(593)	7,598	6,781
Income tax expense (benefit)	925	1,079	475	894	244	433	(132)	(225)	1,512	2,181
Net income (loss) before noncontrolling interests	2,877	1,939	2,868	2,307	733	722	(392)	(368)	6,086	4,600
Less: Net income (loss) from noncontrolling interests	61	62	17	(7)	1	3	—	—	79	58
Net income (loss)	$2,816	1,877	2,851	2,314	732	719	(392)	(368)	6,007	4,542

Average loans	$460.9	473.7	462.8	463.7	74.6	72.4	(58.8)	(57.5)	939.5	952.3
Average assets	1,024.9	1,089.6	827.2	824.2	83.8	83.2	(59.6)	(58.5)	1,876.3	1,938.5
Average deposits	760.9	734.6	413.6	463.4	159.8	184.4	(67.9)	(76.0)	1,266.4	1,306.4

Nine months ended Sep 30,
Net interest income (3)	$21,879	21,419	13,951	14,253	3,325	3,489	(1,804)	(1,917)	37,351	37,244
Provision (reversal of provision) for credit losses	1,249	1,919	(30)	(39)	(2)	2	6	(5)	1,223	1,877
Noninterest income	13,573	13,879	7,829	8,307	9,094	9,250	(2,419)	(2,341)	28,077	29,095
Noninterest expense	23,459	22,399	12,132	12,437	9,894	9,377	(2,698)	(2,529)	42,787	41,684
Income (loss) before income tax expense (benefit)	10,744	10,980	9,678	10,162	2,527	3,360	(1,531)	(1,724)	21,418	22,778
Income tax expense (benefit)	3,147	3,316	1,302	2,642	630	1,255	(383)	(654)	4,696	6,559
Net income (loss) before noncontrolling interests	7,597	7,664	8,376	7,520	1,897	2,105	(1,148)	(1,070)	16,722	16,219
Less: Net income (loss) from noncontrolling interests	372	198	15	(21)	6	10	—	—	393	187
Net income (loss)	$7,225	7,466	8,361	7,541	1,891	2,095	(1,148)	(1,070)	16,329	16,032

Average loans	$465.0	476.5	464.2	466.3	74.4	71.6	(58.8)	(56.8)	944.8	957.6
Average assets	1,040.2	1,089.6	827.6	817.9	84.0	82.5	(59.6)	(57.8)	1,892.2	1,932.2
Average deposits	756.4	726.8	424.4	463.7	168.2	190.6	(70.8)	(78.8)	1,278.2	1,302.3

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective first quarter 2018, assets and liabilities receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments and results for all periods prior to 2018 have been revised to reflect this methodology change. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01 in first quarter 2018, certain reclassifications occurred within noninterest income.

(2)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
COMMUNITY BANKING
Net interest income (2)	$7,338	7,346	7,195	7,239	7,154
Provision for credit losses	547	484	218	636	650
Noninterest income	4,478	4,460	4,635	4,481	4,366
Noninterest expense	7,467	7,290	8,702	10,216	7,852
Income before income tax expense	3,802	4,032	2,910	868	3,018
Income tax expense (benefit)	925	1,413	809	(2,682)	1,079
Net income before noncontrolling interests	2,877	2,619	2,101	3,550	1,939
Less: Net income from noncontrolling interests	61	123	188	78	62
Segment net income	$2,816	2,496	1,913	3,472	1,877
Average loans	$460.9	463.8	470.5	473.2	473.7
Average assets	1,024.9	1,034.3	1,061.9	1,073.2	1,089.6
Average deposits	760.9	760.6	747.5	738.3	734.6
WHOLESALE BANKING
Net interest income (2)	$4,726	4,693	4,532	4,557	4,763
Provision (reversal of provision) for credit losses	26	(36)	(20)	20	69
Noninterest income	2,578	2,504	2,747	2,883	2,741
Noninterest expense	3,935	4,219	3,978	4,187	4,234
Income before income tax expense	3,343	3,014	3,321	3,233	3,201
Income tax expense	475	379	448	854	894
Net income before noncontrolling interests	2,868	2,635	2,873	2,379	2,307
Less: Net income (loss) from noncontrolling interests	17	—	(2)	6	(7)
Segment net income	$2,851	2,635	2,875	2,373	2,314
Average loans	$462.8	464.7	465.1	463.5	463.7
Average assets	827.2	826.4	829.2	837.2	824.2
Average deposits	413.6	414.0	446.0	465.7	463.4
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,102	1,111	1,112	1,152	1,177
Provision (reversal of provision) for credit losses	6	(2)	(6)	(7)	(1)
Noninterest income	3,124	2,840	3,130	3,181	3,079
Noninterest expense	3,243	3,361	3,290	3,246	3,102
Income before income tax expense	977	592	958	1,094	1,155
Income tax expense	244	147	239	413	433
Net income before noncontrolling interests	733	445	719	681	722
Less: Net income from noncontrolling interests	1	—	5	6	3
Segment net income	$732	445	714	675	719
Average loans	$74.6	74.7	73.9	72.9	72.4
Average assets	83.8	84.0	84.2	83.7	83.2
Average deposits	159.8	167.1	177.9	184.1	184.4
OTHER (3)
Net interest income (2)	$(594)	(609)	(601)	(635)	(645)
Provision (reversal of provision) for credit losses	1	6	(1)	2	(1)
Noninterest income	(811)	(792)	(816)	(808)	(786)
Noninterest expense	(882)	(888)	(928)	(849)	(837)
Loss before income tax benefit	(524)	(519)	(488)	(596)	(593)
Income tax benefit	(132)	(129)	(122)	(227)	(225)
Net loss before noncontrolling interests	(392)	(390)	(366)	(369)	(368)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(392)	(390)	(366)	(369)	(368)
Average loans	$(58.8)	(59.1)	(58.5)	(57.8)	(57.5)
Average assets	(59.6)	(59.8)	(59.4)	(58.8)	(58.5)
Average deposits	(67.9)	(70.4)	(74.2)	(76.5)	(76.0)
CONSOLIDATED COMPANY
Net interest income (2)	$12,572	12,541	12,238	12,313	12,449
Provision for credit losses	580	452	191	651	717
Noninterest income	9,369	9,012	9,696	9,737	9,400
Noninterest expense	13,763	13,982	15,042	16,800	14,351
Income before income tax expense	7,598	7,119	6,701	4,599	6,781
Income tax expense (benefit)	1,512	1,810	1,374	(1,642)	2,181
Net income before noncontrolling interests	6,086	5,309	5,327	6,241	4,600
Less: Net income from noncontrolling interests	79	123	191	90	58
Wells Fargo net income	$6,007	5,186	5,136	6,151	4,542
Average loans	$939.5	944.1	951.0	951.8	952.3
Average assets	1,876.3	1,884.9	1,915.9	1,935.3	1,938.5
Average deposits	1,266.4	1,271.3	1,297.2	1,311.6	1,306.4

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. Effective first quarter 2018, assets and liabilities receive a funding charge or credit that considers interest rate risk, liquidity risk, and other product characteristics on a more granular level. This methodology change affects results across all three of our reportable operating segments and results for all periods prior to 2018 have been revised to reflect this methodology change. Our previously reported consolidated financial results were not impacted by the methodology change; however, in connection with the adoption of ASU 2016-01 in first quarter 2018, certain reclassifications occurred within noninterest income.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets as well as interest credits for any funding of a segment available to be provided to other segments. The cost of liabilities includes actual interest expense on segment liabilities as well as funding charges for any funding provided from other segments.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
MSRs measured using the fair value method:
Fair value, beginning of quarter	$15,411	15,041	13,625	13,338	12,789
Purchases	—	—	—	—	541
Servicing from securitizations or asset transfers (1)	502	486	573	639	605
Sales and other (2)	(2)	(1)	(4)	(32)	64
Net additions	500	485	569	607	1,210
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	582	376	1,253	221	(171)
Servicing and foreclosure costs (4)	(9)	30	34	23	60
Discount rates (5)	(9)	—	—	13	—
Prepayment estimates and other (6)	(33)	(61)	43	(55)	(31)
Net changes in valuation model inputs or assumptions	531	345	1,330	202	(142)
Changes due to collection/realization of expected cash flows over time	(462)	(460)	(483)	(522)	(519)
Total changes in fair value	69	(115)	847	(320)	(661)
Fair value, end of quarter	$15,980	15,411	15,041	13,625	13,338

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates.

(6)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Amortized MSRs:
Balance, beginning of quarter	$1,407	1,411	1,424	1,406	1,399
Purchases	42	22	18	40	31
Servicing from securitizations or asset transfers	33	39	34	43	41
Amortization	(68)	(65)	(65)	(65)	(65)
Balance, end of quarter	$1,414	1,407	1,411	1,424	1,406
Fair value of amortized MSRs:
Beginning of quarter	$2,309	2,307	2,025	1,990	1,989
End of quarter	2,389	2,309	2,307	2,025	1,990

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Servicing income, net:
Servicing fees (1)		$890	905	906	833	795
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	531	345	1,330	202	(142)
Changes due to collection/realization of expected cash flows over time		(462)	(460)	(483)	(522)	(519)
Total changes in fair value of MSRs carried at fair value		69	(115)	847	(320)	(661)
Amortization		(68)	(65)	(65)	(65)	(65)
Net derivative gains (losses) from economic hedges (3)	(B)	(501)	(319)	(1,220)	(186)	240
Total servicing income, net		$390	406	468	262	309
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$30	26	110	16	98

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,184	1,190	1,201	1,209	1,223
Owned loans serviced	337	340	337	342	340
Subserviced for others	5	4	5	3	3
Total residential servicing	1,526	1,534	1,543	1,554	1,566
Commercial mortgage servicing:
Serviced for others	529	518	510	495	480
Owned loans serviced	121	124	125	127	128
Subserviced for others	9	10	10	9	8
Total commercial servicing	659	652	645	631	616
Total managed servicing portfolio	$2,185	2,186	2,188	2,185	2,182
Total serviced for others	$1,713	1,708	1,711	1,704	1,703
Ratio of MSRs to related loans serviced for others	1.02%	0.98	0.96	0.88	0.87
Weighted-average note rate (mortgage loans serviced for others)	4.29	4.27	4.24	4.23	4.23

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$324	281	324	504	546
Commercial		75	49	76	95	81
Residential pipeline and unsold/repurchased loan management (1)		57	34	66	67	110
Total		$456	364	466	666	737
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$57	67	58	63	73
Refinances as a percentage of applications		26%	25	35	38	37
Wells Fargo first mortgage unclosed pipeline, at quarter end		$22	26	24	23	29
Residential real estate originations:
Purchases as a percentage of originations		81%	78	65	64	72
Refinances as a percentage of originations		19	22	35	36	28
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$18	21	16	23	26
Correspondent		27	28	27	30	32
Other (2)		1	1	—	—	1
Total quarter-to-date		$46	50	43	53	59
Held-for-sale	(B)	$33	37	34	40	44
Held-for-investment		13	13	9	13	15
Total quarter-to-date		$46	50	43	53	59
Total year-to-date		$139	93	43	212	159
Production margin on residential held-for-sale mortgage originations	(A)/(B)	0.97%	0.77	0.94	1.25	1.24

(1)
Predominantly includes the results of sales of modified Government National Mortgage Association (GNMA) loans, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Balance, beginning of period	$179	181	181	179	178
Assumed with MSR purchases (1)	—	—	—	—	10
Provision for repurchase losses:
Loan sales	5	4	3	4	6
Change in estimate (2)	(4)	(2)	1	2	(12)
Net additions (reductions) to provision	1	2	4	6	(6)
Losses	(2)	(4)	(4)	(4)	(3)
Balance, end of period	$178	179	181	181	179

(1)	Represents repurchase liability associated with portfolio of loans underlying mortgage servicing rights acquired during the period.

(2)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.